                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  ___________


                                   FORM S-8
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                                  ___________


                           NPS PHARMACEUTICALS, INC.
            (Exact name of Registrant as specified in its charter)

                                  ___________


DELAWARE                                                              87-0439579
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

                                  ___________


                                420 CHIPETA WAY
                        SALT LAKE CITY, UTAH 84108-1256
                                (801) 583-4939
         (Address and telephone number of principal executive offices)

                                  ___________


                            1998 STOCK OPTION PLAN
                           (Full title of the plan)

                             JAMES U. JENSEN, ESQ.
            VICE PRESIDENT, CORPORATE DEVELOPMENT AND LEGAL AFFAIRS
                           NPS PHARMACEUTICALS, INC.
                                420 CHIPETA WAY
                        SALT LAKE CITY, UTAH 84108-1256
                                (801) 583-4939
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ___________


                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES TO BE REGISTERED     AMOUNT TO BE     PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
                                         REGISTERED       OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION FEE
                                                          SHARE (1)            PRICE (1)
---------------------------------------------------------------------------------------------------------------------
Common Stock (par value $ .001)            1,000,000       $10.6875             $10,687,500           $2,821.50
---------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(l). The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant's Common Stock on January 5, 2000 as reported on the Nasdaq Stock Market.

--------------------------------------------------------------------------------

         PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

In accordance with General Instruction E to Form S-8, the contents of NPS Pharmaceuticals, Inc., a Delaware corporation (the "Company") Registration Statements filed with the Securities and Exchange Commission ("SEC"), on Form S-8, Commission file No. 33-79622 and file No. 333-512, including exhibits thereto, are hereby incorporated by reference into this Registration Statement, except as the same may be modified by the information set forth herein.

The following documents filed by the Company with the SEC are incorporated by reference into this Registration Statement:

(a)  The Company's Annual Report on Form 10-K for the year ended December 31,
     1998.

(b) The Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

(c) The Company's current reports on Form 8-K filed on October 1, 1999, November 12, 1999 and November 18, 1999.

(d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed May 23, 1994, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description; and the description of the Preferred Share Purchase Rights contained in the Company's Registration statement on Form 8-K, filed December 19, 1996, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(e) All reports and other documents subsequently filed by the company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 8.  EXHIBITS


EXHIBIT NO.     DESCRIPTION


        5.1     Opinion of Counsel

       23.4     Consent of Independent Auditors

       23.5     Consent of Counsel (included in Exhibit 5.1, Opinion of Counsel)

       24.2     Power of Attorney (contained on the signature pages)

       99.5     1998 Stock Option Plan

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, County of Salt Lake, State of Utah, on the 7th day of January, 2000.

                         NPS PHARMACEUTICALS, INC.


                         By:  /s/ James U. Jensen
                              --------------------------------------------------
                              James U. Jensen, Vice President Corporate
                              Development and Legal Affairs and Secretary

                               POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Hunter Jackson, Ph.D., and James U. Jensen, J.D. his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                          TITLE                           DATE
     ---------                          -----                           ----
                      President, Chief Executive Officer and     January 7, 2000
                      Chairman of the Board
--------------------
Hunter Jackson
                      Vice President, Finance, Chief Financial   January 7, 2000
                      Officer and Treasurer
--------------------
Robert K. Merrell
                      Vice President, Corporate Development      January 7, 2000
                      and
--------------------  Legal Affairs, Secretary and Director
James U. Jensen

                                                                 January 7, 2000
                      Director
--------------------
Santo J. Costa
                                                                 January 7, 2000
                      Director
--------------------
James G. Groninger
                                                                 January 7, 2000
                      Director
--------------------
Joseph Klein, III
                                                                 January 7, 2000
                      Director
--------------------
Donald E. Kuhla
                                                                 January 7, 2000
                      Director
--------------------
Thomas N. Parks

                                                                 January 7, 2000
____________________  Director
Peter G. Tombros

                                EXHIBITS INDEX


EXHIBIT NO.     DESCRIPTION


        5.1     Opinion of Counsel

       23.4     Consent of Independent Auditors

       23.5     Consent of Counsel (included in Exhibit 5.1, Opinion of Counsel)

       24.2     Power of Attorney (contained on the signature pages)

       99.5     1998 Stock Option Plan